Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass Investor Relations (713) 625-8633

Stewart Reports Fourth Quarter and Full Year 2025 Results

•	Total revenues of $790.6 million ($794.4 million on an adjusted basis) compared to $665.9 million ($664.2 million on an adjusted basis) in the prior year quarter

•	Net income of $36.3 million ($47.9 million on an adjusted basis) compared to net income of $22.7 million ($31.5 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $1.25 ($1.65 on an adjusted basis) compared to prior year quarter diluted EPS of $0.80 ($1.12 on an adjusted basis)

•	Full year 2025 revenues of $2.9 billion compared to 2024 revenues of $2.5 billion

•	Full year 2025 net income of $115.5 million ($139.6 million on an adjusted basis) compared to 2024 net income of $73.3 million ($94.4 million on an adjusted basis)

•	Full year 2025 diluted EPS of $4.05 ($4.89 on an adjusted basis) compared to 2024 diluted EPS of $2.61 ($3.35 on an adjusted basis)

HOUSTON, February 4, 2026 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $36.3 million ($1.25 per diluted share) for the fourth quarter 2025, compared to net income attributable to Stewart of $22.7 million ($0.80 per diluted share) for the fourth quarter 2024. On an adjusted basis, net income for the fourth quarter 2025 was $47.9 million ($1.65 per diluted share) compared to net income of $31.5 million ($1.12 per diluted share) in the fourth quarter 2024. Pretax income before noncontrolling interests for the fourth quarter 2025 was $51.7 million ($67.5 million on an adjusted basis) compared to $35.4 million ($47.3 million on an adjusted basis) for the fourth quarter 2024.

Fourth quarter 2025 results included $3.8 million of pretax net realized and unrealized losses, primarily recorded in the title segment, while the fourth quarter 2024 results included $1.7 million of pretax net realized and unrealized gains, comprised of $2.8 million net gains in the title segment and $1.1 million net losses in the corporate segment.

“I am pleased with our strong fourth quarter results as they demonstrate continued progress across all lines of business as the market begins to slowly improve,” commented Fred Eppinger, chief executive officer. “We are focused on improving our operational results in all of our businesses regardless of market conditions and taking advantage of opportunities.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total revenues	790.6	665.9	2,921.6	2,490.4
Pretax income before noncontrolling interests	51.7	35.4	165.6	114.3
Income tax expense	(10.8)	(8.2)	(35.4)	(26.2)
Net income attributable to noncontrolling interests	(4.6)	(4.5)	(14.6)	(14.8)
Net income attributable to Stewart	36.3	22.7	115.5	73.3
Non-GAAP adjustments, after taxes*	11.7	8.8	24.0	21.1
Adjusted net income attributable to Stewart*	47.9	31.5	139.6	94.4
Pretax margin	6.5%	5.3%	5.7%	4.6%
Adjusted pretax margin*	8.5%	7.1%	6.8%	5.8%
Net income per diluted Stewart share	1.25	0.80	4.05	2.61
Adjusted net income per diluted Stewart share*	1.65	1.12	4.89	3.35

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2025	2024	% Change
Operating revenues	668.4	562.7	19%
Investment income	14.0	14.5	(3)%
Net realized and unrealized (losses) gains	(3.8)	2.8	(236)%
Pretax income	58.0	45.2	28%
Non-GAAP adjustments to pretax income*	10.1	5.3	90%
Adjusted pretax income*	68.1	50.5	35%
Pretax margin	8.5%	7.8%
Adjusted pretax margin*	10.0%	8.8%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues improved $105.7 million (19 percent) in the fourth quarter 2025, driven by strong performances by our direct and agency title operations with operating revenue growth of 18 percent and 20 percent, respectively, compared to the fourth quarter 2024. Segment total operating expenses increased $85.9 million (16 percent) compared to the prior year quarter, primarily driven by the $43.9 million (19 percent) higher agency retention expenses and $40.3 million (15 percent) increased combined employee costs and other operating expenses, consistent with title revenue growth. As a percentage of operating revenues, total employee costs and other operating expenses for the title segment improved to 47 percent in the fourth quarter 2025 compared to 49 percent in the fourth quarter 2024, primarily due to increased title operating revenues.

Title loss expense increased $2.3 million (11 percent) in the fourth quarter 2025, compared to the fourth quarter 2024, primarily driven by higher title revenues. As a percentage of title operating revenues, the title loss expense improved to 3.4 percent in the fourth quarter 2025, compared to 3.7 percent in the prior year quarter, primarily influenced by our continued overall favorable claims experience.

Net realized and unrealized losses in the fourth quarter 2025 were primarily related to net losses of $4.7 million on fair value changes of equity securities investments, $2.9 million on disposal of a subsidiary and $1.0 million on an acquisition liability adjustment, partially offset by net gains of $4.9 million on the sale of securities investments. Net realized and unrealized gains in the fourth quarter 2024 were primarily related to $1.4 million of net gains on fair value changes of equity securities investments and a $2.4 million gain on an acquisition liability adjustment, partially offset by a $0.8 million loss on disposal of a subsidiary.

In addition to the above net realized and unrealized gains and losses, the title segment’s adjusted pretax income for the fourth quarters 2025 and 2024 included total other non-GAAP adjustments of $6.3 million and $8.1 million, respectively, related to acquisition intangible asset amortization, office closure costs and severance expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended December 31,
	2025	2024	% Change
Non-commercial:
Domestic	180.2	162.5	11%
International	31.0	25.9	20%
	211.2	188.4	12%
Commercial:
Domestic	116.1	84.1	38%
International	7.5	11.1	(32)%
	123.6	95.2	30%
Total direct title revenues	334.8	283.6	18%

Domestic commercial revenues improved by $32.0 million (38 percent) in the fourth quarter 2025, primarily driven by increased sizes of commercial closed transactions, principally related to the data center and energy asset classes, while domestic non-commercial revenues increased $17.7 million (11 percent), primarily driven by higher combined purchase and refinancing closed transactions and average fee per file compared to the prior year quarter. Average domestic commercial fee per file for the fourth quarter 2025 grew 39 percent to $27,300, compared to $19,600 in the prior year quarter, while average domestic residential fee per file improved 13 percent to $3,300, compared to $2,900 in the fourth quarter 2024. Total international revenues increased $1.5 million (4 percent) in the fourth quarter 2025, primarily driven by improved residential volumes compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2025	2024	% Change
Total revenues	111.9	87.0	29%
Pretax income	3.9	0.9	317%
Non-GAAP adjustments to pretax income*	5.6	5.5	2%
Adjusted pretax income*	9.5	6.5	47%
Pretax margin	3.5%	1.1%
Adjusted pretax margin*	8.5%	7.4%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues increased $24.9 million (29 percent) in the fourth quarter 2025 compared to the fourth quarter 2024, primarily driven by our credit information services business. Combined employee costs and other operating expenses in the fourth quarter 2025 increased $21.6 million (27 percent) primarily due to increased costs of services related to revenue growth. Non-GAAP adjustments to pretax income shown in the schedule above were related to acquisition intangible asset amortization expenses (refer to Appendix A).

Corporate Segment

Net expenses attributable to corporate operations for the fourth quarter 2025 increased to $10.1 million, compared to $9.7 million in the fourth quarter 2024, primarily due to higher interest expense on increased debt balances. The segment recorded a $1.1 million realized loss related to an investment impairment in the fourth quarter 2024.

Expenses

Consolidated employee costs increased $25.9 million (13 percent) in the fourth quarter 2025 compared to the prior year quarter, primarily driven by higher salaries and employee benefits expenses related to a higher average employee count, and increased incentive compensation consistent with overall improved results. As a percentage of total operating revenues, consolidated employee costs in the fourth quarter 2025 improved to 28.9 percent compared to 30.7 percent in the prior year quarter, primarily due to higher operating revenues in the fourth quarter 2025.

Consolidated other operating expenses increased $36.0 million (23 percent), primarily resulting from higher real estate solutions service expenses and title outside search and premium tax expenses driven by increased revenues in the fourth quarter 2025 compared to the prior year quarter. As a percentage of total operating revenues, fourth quarter 2025 consolidated other operating expenses were 25 percent, which was comparable to the prior year quarter.

Other

Net cash provided by operations improved to $89.5 million in the fourth quarter 2025, compared to $68.0 million in the fourth quarter 2024, primarily driven by the higher net income in the fourth quarter 2025.

Fourth Quarter Earnings Call

Stewart will hold a conference call to discuss the fourth quarter 2025 earnings at 8:30 a.m. Eastern Time on Thursday, February 5, 2026. To participate, dial 800-274-8461 (USA) or 203-518-9814 (International) – access code STCQ425. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on February 5, 2026 until midnight on February 12, 2026 by dialing (800) 839-4198 (USA) or (402) 220-2988 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Title revenues:
Direct title	334,846	283,606	1,157,478	1,020,380
Agency title	333,578	279,092	1,262,568	1,043,173
Real estate solutions	111,921	86,998	438,255	358,559
Total operating revenues	780,345	649,696	2,858,301	2,422,112
Investment income	14,043	14,538	57,776	55,370
Net realized and unrealized (losses) gains	(3,835)	1,699	5,559	12,937
	790,553	665,933	2,921,636	2,490,419
Expenses:
Amounts retained by agencies	274,648	230,724	1,047,660	864,807
Employee costs	225,354	199,418	830,594	745,405
Other operating expenses	195,019	159,071	714,626	603,959
Title losses and related claims	22,967	20,656	81,668	80,411
Depreciation and amortization	15,208	15,549	61,070	61,612
Interest	5,632	5,147	20,444	19,914
	738,828	630,565	2,756,062	2,376,108
Income before taxes and noncontrolling interests	51,725	35,368	165,574	114,311
Income tax expense	(10,810)	(8,156)	(35,411)	(26,155)
Net income	40,915	27,212	130,163	88,156
Less net income attributable to noncontrolling interests	4,638	4,471	14,628	14,846
Net income attributable to Stewart	36,277	22,741	115,535	73,310

Net earnings per diluted share attributable to Stewart	1.25	0.80	4.05	2.61
Diluted average shares outstanding (000)	29,060	28,277	28,560	28,129

Selected financial information:
Net cash provided by operations	89,542	67,953	205,688	135,609
Other comprehensive income (loss)	2,586	(19,093)	21,489	(8,182)

Fourth Quarter Domestic Order Counts:

Opened Orders 2025:	Oct	Nov	Dec	Total	Closed Orders 2025:	Oct	Nov	Dec	Total
Commercial	1,599	1,404	1,493	4,496	Commercial	1,637	1,280	1,338	4,255
Purchase	15,471	12,077	12,251	39,799	Purchase	11,453	9,185	11,207	31,845
Refinancing	8,651	6,458	6,742	21,851	Refinancing	5,608	4,486	5,413	15,507
Other	2,820	2,167	2,394	7,381	Other	3,383	1,491	2,075	6,949
Total	28,541	22,106	22,880	73,527	Total	22,081	16,442	20,033	58,556

Opened Orders 2024:	Oct	Nov	Dec	Total	Closed Orders 2024:	Oct	Nov	Dec	Total
Commercial	1,471	1,226	1,586	4,283	Commercial	1,363	1,174	1,766	4,303
Purchase	15,852	12,224	11,323	39,399	Purchase	11,545	10,098	10,662	32,305
Refinancing	7,245	4,782	5,225	17,252	Refinancing	4,990	3,724	3,441	12,155
Other	4,076	2,239	2,090	8,405	Other	4,339	3,937	2,386	10,662
Total	28,644	20,471	20,224	69,339	Total	22,237	18,933	18,255	59,425

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	December 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	321,775	216,298
Short-term investments	47,899	41,199
Investments in debt and equity securities, at fair value	606,170	669,099
Receivables – premiums from agencies	38,286	36,753
Receivables – other	159,583	111,735
Allowance for uncollectible amounts	(7,805)	(7,725)
Property and equipment, net	85,330	87,613
Operating lease assets, net	106,034	102,210
Title plants	81,670	74,862
Goodwill	1,271,958	1,084,139
Intangible assets, net of amortization	325,135	173,075
Deferred tax assets	7,656	4,827
Other assets	209,114	136,060
	3,252,805	2,730,145
Liabilities:
Notes payable	646,606	445,841
Accounts payable and accrued liabilities	255,852	214,580
Operating lease liabilities	122,153	118,835
Estimated title losses	524,473	511,534
Deferred tax liabilities	53,323	28,266
	1,602,407	1,319,056
Stockholders’ equity:
Common Stock and additional paid-in capital	520,243	358,721
Retained earnings	1,145,415	1,089,484
Accumulated other comprehensive loss	(21,908)	(43,397)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,641,084	1,402,142
Noncontrolling interests	9,314	8,947
Total stockholders’ equity	1,650,398	1,411,089
	3,252,805	2,730,145

Number of shares outstanding (000)	30,223	27,764
Book value per share	54.30	50.50

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:

	December 31, 2025				December 31, 2024
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	668,425	111,920	-	780,345	562,698	86,998	-	649,696
Investment income	14,020	23	-	14,043	14,511	27	-	14,538
Net realized and unrealized (losses) gains	(3,750)	-	(85)	(3,835)	2,760	-	(1,061)	1,699
	678,695	111,943	(85)	790,553	579,969	87,025	(1,061)	665,933
Expenses:
Amounts retained by agencies	274,648	-	-	274,648	230,724	-	-	230,724
Employee costs	204,705	17,213	3,436	225,354	181,436	14,667	3,315	199,418
Other operating expenses	109,592	84,174	1,253	195,019	92,580	65,124	1,367	159,071
Title losses and related claims	22,967	-	-	22,967	20,656	-	-	20,656
Depreciation and amortization	8,300	6,666	242	15,208	8,921	6,301	327	15,549
Interest	456	-	5,176	5,632	420	1	4,726	5,147
	620,668	108,053	10,107	738,828	534,737	86,093	9,735	630,565
Income (loss) before taxes	58,027	3,890	(10,192)	51,725	45,232	932	(10,796)	35,368

Year Ended:

	December 31, 2025				December 31, 2024
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	2,420,046	438,255	-	2,858,301	2,063,553	358,559	-	2,422,112
Investment income	57,663	113	-	57,776	55,256	114	-	55,370
Net realized and unrealized gains (losses)	4,309	-	1,250	5,559	14,146	-	(1,209)	12,937
	2,482,018	438,368	1,250	2,921,636	2,132,955	358,673	(1,209)	2,490,419
Expenses:
Amounts retained by agencies	1,047,660	-	-	1,047,660	864,807	-	-	864,807
Employee costs	754,339	62,479	13,776	830,594	677,378	54,572	13,455	745,405
Other operating expenses	381,832	327,668	5,126	714,626	339,950	258,827	5,182	603,959
Title losses and related claims	81,668	-	-	81,668	80,411	-	-	80,411
Depreciation and amortization	33,712	26,239	1,119	61,070	35,047	25,104	1,461	61,612
Interest	1,721	3	18,720	20,444	1,584	9	18,321	19,914
	2,300,932	416,389	38,741	2,756,062	1,999,177	338,512	38,419	2,376,108
Income (loss) before taxes	181,086	21,979	(37,491)	165,574	133,778	20,161	(39,628)	114,311

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, and office closure costs and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and year ended December 31, 2025 and 2024 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Chg	2025	2024	% Chg
Total revenues	790.6	665.9	19%	2,921.6	2,490.4	17%
Non-GAAP revenue adjustment:
Net realized and unrealized losses (gains)	3.8	(1.7)		(5.6)	(12.9)
Adjusted total revenues	794.4	664.2	20%	2,916.1	2,477.5	18%

Net realized and unrealized (losses) gains:
Net unrealized (losses) gains on equity securities fair value changes	(4.7)	1.4		5.2	12.6
Net gains (losses) on sale of securities investments	4.9	(0.2)		4.4	-
Losses on disposal of subsidiaries	(2.9)	(0.8)		(2.9)	(0.8)
Net (losses) gains from acquisition liability adjustments	(1.0)	2.4		(2.0)	2.4
Losses from impairment of investments	(0.1)	(1.1)		(0.2)	(1.2)
Other items, net	-	-		1.0	(0.1)
Total	(3.8)	1.7		5.6	12.9

Pretax income	51.7	35.4	46%	165.6	114.3	45%
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	3.8	(1.7)		(5.6)	(12.9)
Acquired intangible asset amortization	8.4	8.5		33.5	33.6
Office closure and severance expenses	3.5	5.1		4.5	7.8
Adjusted pretax income	67.5	47.3	43%	198.1	142.8	39%
GAAP pretax margin	6.5%	5.3%		5.7%	4.6%
Adjusted pretax margin	8.5%	7.1%		6.8%	5.8%

Net income attributable to Stewart	36.3	22.7	60%	115.5	73.3	58%
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	3.8	(1.7)		(5.6)	(12.9)
Acquired intangible asset amortization	8.4	8.5		33.5	33.6
Office closure and severance expenses	3.5	5.1		4.5	7.8
Net tax effects of non-GAAP adjustments	(4.1)	(3.1)		(8.4)	(7.4)
Non-GAAP adjustments, after taxes	11.7	8.8		24.0	21.1
Adjusted net income attributable to Stewart	47.9	31.5	52%	139.6	94.4	48%

Diluted average shares outstanding (000)	29,060	28,277		28,560	28,129
GAAP net income per share	1.25	0.80		4.05	2.61
Adjusted net income per share	1.65	1.12		4.89	3.35

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	% Chg	2025	2024	% Chg
Title Segment:

Revenues	678.7	580.0	17%	2,482.0	2,133.0	16%
Net realized and unrealized losses (gains)	3.8	(2.8)		(4.3)	(14.1)
Adjusted revenues	682.4	577.2	18%	2,477.7	2,118.8	17%

Pretax income	58.0	45.2	28%	181.1	133.8	35%
Non-GAAP pretax adjustments:
Net realized and unrealized losses (gains)	3.8	(2.8)		(4.3)	(14.1)
Acquired intangible asset amortization	2.8	3.0		11.2	11.5
Office closure and severance expenses	3.5	5.1		4.4	7.8
Adjusted pretax income	68.1	50.5	35%	192.3	138.9	38%
GAAP pretax margin	8.5%	7.8%		7.3%	6.3%
Adjusted pretax margin	10.0%	8.8%		7.8%	6.6%
Real Estate Solutions Segment:

Revenues	111.9	87.0	29%	438.3	358.6	22%
Pretax income	3.9	0.9	317%	22.0	20.2	9%
Non-GAAP pretax adjustment:
Acquired intangible asset amortization	5.6	5.5		22.4	22.2
Severance expenses	-	-		0.1	-
Adjusted pretax income	9.5	6.5	47%	44.5	42.3	5%
GAAP pretax margin	3.5%	1.1%		5.0%	5.6%
Adjusted pretax margin	8.5%	7.4%		10.1%	11.8%